Exhibit 10.1
EXTENSION REQUEST #2 PURSUANT TO TRANSITION SERVICES AGREEMENT

June 30, 2022
From:
Vimeo, Inc.
555 West 18th Street
New York, NY 10011

To:
IAC/InterActiveCorp
555 West 18th Street
New York, NY 10011

Dear Sir or Madam:
Reference is hereby made to the Transition Services Agreement by and between IAC/InterActiveCorp (“IAC”) and Vimeo, Inc. (“Vimeo”) dated as of May 24, 2021, as supplemented by the Extension Request Pursuant to Transition Services Agreement dated August 26, 2021 (the “Agreement”). Unless otherwise defined herein, capitalized terms have the meanings assigned to them in the Agreement.
Pursuant to Section 4.2 of the Agreement, a Recipient may request an extension of the Term of such Service, and such request shall be considered in good faith by the applicable Provider. Schedule A to the Agreement provides that IAC shall provide certain information technology services to Vimeo through the end of Vimeo’s lease term at 555 West 18th Street, for a monthly price set forth therein (the “General IT Services”). Vimeo hereby requests that IAC extend all General IT Services other than Active Directory Access (the “IT Services”) through September 30, 2022 (the “Extended Term”), for the same monthly price less Active Directory Access through the end of the Extended Term.
If you are in agreement with Vimeo’s request to extend the IT Services through the Extended Term, please sign the below acknowledgement and return it to Vimeo at your earliest convenience.
[Remainder of page intentionally left blank.]

Sincerely,

Vimeo, Inc.
By: /s/ Michael A. Cheah
Name: Michael A. Cheah
Title: General Counsel & Secretary

Acknowledged and Agreed:
IAC/InterActiveCorp
By: /s/ Joanne Hawkins
Name: Joanne Hawkins
Title: SVP & Deputy General Counsel

[Signature Page to Extension Request]